Exhibit 99.1

E*TRADE Financial Corporation Announces Third Quarter 2015 Results

Third Quarter Results

  Net loss of $153 million, or $0.53 per diluted share
  Adjusted net income of $98 million(1), or $0.33 per diluted share(1), excluding charges related to the termination of the Company’s $4.4 billion of wholesale funding obligations
  Total adjusted net revenue of $443 million(1), excluding $370 million of losses related to the termination of wholesale funding obligations
  Allowance for loan losses of $376 million resulting in a benefit to provision for loan losses of $25 million
  Total operating expenses of $293 million
  Loss on early extinguishment of debt of $39 million, including $43 million associated with the termination of wholesale funding obligations
  Daily Average Revenue Trades (DARTs) of 156,000
  End of period margin receivables of $7.9 billion
  Net new brokerage accounts of 19,000 and an annualized attrition rate of 9.3 percent, excluding the impact of shutting down the Company’s global trading platform(2)
  Net new brokerage assets of $2.1 billion; end of period total customer assets of $277 billion

NEW YORK--(BUSINESS WIRE)--October 22, 2015--E*TRADE Financial Corporation (NASDAQ:ETFC) today announced results for its third quarter ended September 30, 2015, reporting a net loss of $153 million, or $0.53 per diluted share. This compares to net income of $292 million, or $0.99 per diluted share, in the prior quarter and net income of $86 million, or $0.29 per diluted share, in the third quarter of 2014. The third quarter included charges related to the termination of wholesale funding obligations of $413 million pre-tax, or $251 million after tax. Excluding these charges, net income would have been $98 million(1), or $0.33 per diluted share(1). This compares with adjusted net income of $72 million(1), or $0.25 per diluted share(1) in the prior quarter which excluded an income tax benefit related to finalizing an IRS audit. Total net revenue of $73 million includes $370 million of losses related to the termination of wholesale funding obligations. Excluding these losses, net revenue would have been $443 million(1) compared to $445 million in the prior quarter and $440 million in the third quarter of 2014.

“The third quarter was positive for E*TRADE as our customers remained active in the midst of overall market uncertainty, our risk profile continued to improve, and we took another important leap forward on the capital front,” said Paul Idzik, Chief Executive Officer. “Increased customer trading activity – during what is typically a seasonally slow quarter – was punctuated by an all-time record day in August when we executed 394,000 trades. Our legacy loan portfolio continued its march toward extinction, with third quarter performance that led us to lower reserves. During the quarter we successfully deployed excess capital to eliminate high-cost legacy wholesale funding – a transaction that provides an immediate boost to our earnings power and creates capacity to on-board more valuable customer deposits – an opportunity that we have already begun to seize. As we near the end of 2015, I am optimistic about the opportunities for our business coupled with our ability to continue putting capital to work for our owners.”

E*TRADE also announced that its President, Navtej S. Nandra, will depart at the end of this year. The Company does not intend to replace the position. In connection with his departure, the Company will record a charge of approximately $6 million in the fourth quarter.

E*TRADE reported DARTs of 156,000 during the quarter, an increase of 4 percent from the prior quarter and an increase of 2 percent versus the same quarter a year ago.

The Company ended the quarter with 3.2 million brokerage accounts. Net new accounts in the quarter were 19,000(2) which compares to 25,000(2) accounts in the prior quarter and 24,000 accounts in the third quarter of 2014. Brokerage account attrition for the third quarter was 9.3 percent annualized(2).

The Company ended the quarter with $277 billion in total customer assets, compared with $302 billion at the end of the prior quarter and $282 billion from a year ago.

During the quarter, customers added $2.1 billion in net new brokerage assets. Brokerage related cash decreased by $1.8 billion to $40.2 billion during the third quarter as customers were net buyers of approximately $3.7 billion of securities. Margin receivables averaged $8.0 billion in the quarter, down 1 percent from the prior quarter and up 5 percent year over year, ending the quarter at $7.9 billion.

Corporate cash ended the quarter at $432 million(3), an increase of $26 million from the prior quarter, which included a $30 million dividend from E*TRADE Securities.

Net operating interest income(4) for the third quarter was $263 million, down from $267 million in the prior quarter and $265 million a year ago. Third quarter results reflected a net interest spread of 2.58 percent on average interest-earning assets of $40.4 billion, compared with 2.50 percent on $42.3 billion in the prior quarter and 2.54 percent on $41.3 billion in the third quarter of 2014.

Commissions, fees and service charges(4), and other revenue in the third quarter were $170 million, up from $167 million in both the prior quarter and the third quarter of 2014. Average commission per trade for the quarter was $10.87, compared with $10.96 in the prior quarter and $11.05 in the third quarter of 2014. Total net revenue in the quarter also included $10 million of net gains on securities and other. This compared with $11 million in the prior quarter and $8 million in the third quarter of 2014.

Total operating expenses in the quarter of $293 million decreased $16 million sequentially, and increased $16 million from the year ago period. The prior quarter included $6 million of executive severance and $9 million related to a third party contract amendment.

Losses on early extinguishment of debt of $39 million included a $43 million loss associated with the termination of wholesale funding obligations, offset by a $4 million gain related to the repurchase of $14 million of trust preferred securities.

The Company’s total assets ended the quarter at $41.2 billion, a decrease of $5.9 billion from the prior quarter. The decrease was driven by the termination of wholesale funding obligations as well as reductions in deposits and customer payables.

The Company’s loan portfolio ended the quarter at $5.3 billion, contracting approximately $0.4 billion from the prior quarter. Net charge-offs in the quarter were $1 million compared with $3 million in the prior quarter and $10 million in the third quarter of 2014. The allowance for loan losses ended the quarter at $376 million, down from $402 million in the prior quarter and $401 million in the third quarter of 2014. The decrease in the allowance resulted in a benefit to provision for loan losses of $25 million which compared with a provision for loan losses of $3 million in the previous quarter and $10 million in the third quarter of 2014.

As of September 30, 2015, the Company reported bank and consolidated Tier 1 leverage ratios of 9.2 percent(5) and 8.5 percent(6), compared with 9.8 percent(5) and 8.5 percent(6) in the previous quarter.

Historical metrics and financials can be found on the E*TRADE Financial corporate website at about.etrade.com.

The Company will host a conference call to discuss the results beginning at 5 p.m. ET today. This conference call will be available to domestic participants by dialing 800-617-1412 while international participants should dial +1 303-223-4365. A live audio webcast and replay of this conference call will also be available at about.etrade.com.

About E*TRADE Financial

E*TRADE Financial and its subsidiaries provide financial services including online brokerage and related banking products and services to retail investors. Specific business segments include Trading and Investing and Balance Sheet Management. Securities products and services are offered by E*TRADE Securities (Member FINRA/SIPC). Bank products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries and affiliates. More information is available at www.etrade.com. ETFC-E

Important Notices

E*TRADE Financial, E*TRADE and the E*TRADE logo are trademarks or registered trademarks of E*TRADE Financial Corporation.

Forward-Looking Statements

The statements contained in this news release that are forward looking, including statements regarding continued progress on our legacy loan portfolio, opportunities for our business and our ability to continue to put capital to work for the benefit of our owners are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, and are subject to a number of uncertainties and risks. Actual results may differ materially from those indicated in the forward-looking statements. The uncertainties and risks include, but are not limited to, macro trends of the economy in general and the residential real estate market, market volatility, instability in the consumer credit markets and credit trends, increased mortgage loan delinquency and default rates, portfolio growth, portfolio seasoning and resolution through collections, sales or charge-offs, the uncertainty surrounding the foreclosure process, and the potential negative regulatory consequences resulting from the implementation of financial regulatory reform as well as from actions by or more restrictive policies or interpretations of the Federal Reserve and the Office of the Comptroller of the Currency or other regulators. Further information about these risks and uncertainties can be found in the annual, quarterly, and current reports on Form 10-K, Form 10-Q, and Form 8-K previously filed by E*TRADE Financial Corporation with the Securities and Exchange Commission (including information in these reports under the caption “Risk Factors”). Any forward-looking statement included in this release speaks only as of the date of this communication; the Company disclaims any obligation to update any information.

© 2015 E*TRADE Financial Corporation. All rights reserved.

Financial Statements

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Income (Loss)
(In millions, except share data and per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenue:
Operating interest income	$297	$315	$923	$953
Operating interest expense	(34)	(50)	(122)	(158)
Net operating interest income	263	265	801	795
Commissions	108	108	325	341
Fees and service charges	52	49	159	148
Principal transactions	-	-	-	10
Gains (losses) on securities and other	(360)	8	(340)	30
Other revenues	10	10	29	29
Total non-interest income (loss)	(190)	175	173	558
Total net revenue	73	440	974	1,353
Provision (benefit) for loan losses	(25)	10	(17)	26
Operating expense:
Compensation and benefits	123	108	354	305
Advertising and market development	23	21	89	88
Clearing and servicing	23	21	72	72
FDIC insurance premiums	7	18	36	61
Professional services	24	27	77	79
Occupancy and equipment	21	22	64	59
Communications	24	17	62	53
Depreciation and amortization	21	19	61	60
Amortization of other intangibles	5	5	15	16
Restructuring and other exit activities	2	2	8	6
Other operating expenses	20	17	64	52
Total operating expense	293	277	902	851
Income (loss) before other income (expense) and income tax expense (benefit)	(195)	153	89	476
Other income (expense):
Corporate interest expense	(14)	(29)	(50)	(86)
Losses on early extinguishment of debt	(39)	-	(112)	(12)
Other	2	1	7	3
Total other income (expense)	(51)	(28)	(155)	(95)
Income (loss) before income tax expense (benefit)	(246)	125	(66)	381
Income tax expense (benefit)	(93)	39	(245)	129
Net income (loss)	$(153)	$86	$179	$252

Basic earnings (loss) per share	$(0.53)	$0.30	$0.62	$0.87
Diluted earnings (loss) per share	$(0.53)	$0.29	$0.61	$0.86
Shares used in computation of per share data:
Basic (in thousands)	290,480	288,843	290,105	288,536
Diluted (in thousands)	290,480	294,119	294,998	293,968

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Income (Loss)
(In millions, except share data and per share amounts)
(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2015	2015	2014

Revenue:
Operating interest income	$297	$310	$315
Operating interest expense	(34)	(43)	(50)
Net operating interest income	263	267	265
Commissions	108	103	108
Fees and service charges	52	55	49
Gains (losses) on securities and other	(360)	11	8
Other revenues	10	9	10
Total non-interest income (loss)	(190)	178	175
Total net revenue	73	445	440
Provision (benefit) for loan losses	(25)	3	10
Operating expense:
Compensation and benefits	123	118	108
Advertising and market development	23	32	21
Clearing and servicing	23	25	21
FDIC insurance premiums	7	11	18
Professional services	24	26	27
Occupancy and equipment	21	22	22
Communications	24	19	17
Depreciation and amortization	21	20	19
Amortization of other intangibles	5	5	5
Restructuring and other exit activities	2	2	2
Other operating expenses	20	29	17
Total operating expense	293	309	277
Income (loss) before other income (expense) and income tax expense (benefit)	(195)	133	153
Other income (expense):
Corporate interest expense	(14)	(15)	(29)
Losses on early extinguishment of debt	(39)	-	-
Other	2	(1)	1
Total other income (expense)	(51)	(16)	(28)
Income (loss) before income tax expense (benefit)	(246)	117	125
Income tax expense (benefit)	(93)	(175)	39
Net income (loss)	$(153)	$292	$86

Basic earnings (loss) per share	$(0.53)	$1.01	$0.30
Diluted earnings (loss) per share	$(0.53)	$0.99	$0.29
Shares used in computation of per share data:
Basic (in thousands)	290,480	290,086	288,843
Diluted (in thousands)	290,480	294,936	294,119

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheet
(In millions, except share data)
(Unaudited)

	September 30,	June 30,	December 31,
	2015	2015	2014
ASSETS
Cash and equivalents	$1,453	$1,872	$1,783
Cash required to be segregated under federal or other regulations	143	767	555
Available-for-sale securities	10,680	13,866	12,388
Held-to-maturity securities	11,586	12,291	12,248
Margin receivables	7,933	8,139	7,675
Loans receivable, net	4,906	5,252	5,979
Investment in FHLB stock	15	89	88
Property and equipment, net	236	238	245
Goodwill	1,792	1,792	1,792
Other intangibles, net	179	184	194
Other assets	2,282	2,625	2,583
Total assets	$41,205	$47,115	$45,530

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$25,610	$26,214	$24,890
Securities sold under agreements to repurchase	-	3,617	3,672
Customer payables	6,040	6,702	6,455
FHLB advances and other borrowings	414	1,309	1,299
Corporate debt	1,023	1,023	1,366
Other liabilities	2,306	2,536	2,473
Total liabilities	35,393	41,401	40,155

Shareholders' equity:
Common stock, $0.01 par value, shares authorized: 400,000,000 at
September 30, 2015. June 30, 2015 and December 31, 2014, shares issued and outstanding: 290,428,994 at September 30, 2015, 290,236,778 at
June 30, 2015 and 289,272,576 at December 31, 2014	3	3	3
Additional paid-in-capital	7,368	7,361	7,350
Accumulated deficit	(1,550)	(1,397)	(1,729)
Accumulated other comprehensive loss	(9)	(253)	(249)
Total shareholders' equity	5,812	5,714	5,375
Total liabilities and shareholders' equity	$41,205	$47,115	$45,530

Segment Reporting

	Three Months Ended September 30, 2015
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(7)	Total
	(In millions)
Revenue:
Operating interest income	$179	$201	$-	$(83)	$297
Operating interest expense	(5)	(112)	-	83	(34)
Net operating interest income	174	89	-	-	263
Commissions	108	-	-	-	108
Fees and service charges	51	1	-	-	52
Losses on securities and other	-	(360)	-	-	(360)
Other revenues	9	1	-	-	10
Total non-interest income (loss)	168	(358)	-	-	(190)
Total net revenue	342	(269)	-	-	73
Provision (benefit) for loan losses	-	(25)	-	-	(25)
Operating expense:
Compensation and benefits	80	3	40	-	123
Advertising and market development	23	-	-	-	23
Clearing and servicing	15	8	-	-	23
FDIC insurance premiums	-	7	-	-	7
Professional services	10	1	13	-	24
Occupancy and equipment	17	-	4	-	21
Communications	22	1	1	-	24
Depreciation and amortization	16	-	5	-	21
Amortization of other intangibles	5	-	-	-	5
Restructuring and other exit activities	-	-	2	-	2
Other operating expenses	9	3	8	-	20
Total operating expense	197	23	73	-	293
Segment income (loss) before other income (expense)	145	(267)	(73)	-	(195)
Other income (expense):
Corporate interest expense	-	-	(14)	-	(14)
Losses on early extinguishment of debt	-	-	(39)	-	(39)
Other	-	-	2	-	2
Total other income (expense)	-	-	(51)	-	(51)
Segment income (loss)	$145	$(267)	$(124)	$-	$(246)

	Three Months Ended June 30, 2015
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(7)	Total
	(In millions)

Revenue:
Operating interest income	$180	$209	$1	$(80)	$310
Operating interest expense	(2)	(121)	-	80	(43)
Net operating interest income	178	88	1	-	267
Commissions	103	-	-	-	103
Fees and service charges	55	-	-	-	55
Gains on securities and other	-	11	-	-	11
Other revenues	8	1	-	-	9
Total non-interest income	166	12	-	-	178
Total net revenue	344	100	1	-	445
Provision (benefit) for loan losses	-	3	-	-	3
Operating expense:
Compensation and benefits	75	3	40	-	118
Advertising and market development	32	-	-	-	32
Clearing and servicing	17	8	-	-	25
FDIC insurance premiums	-	11	-	-	11
Professional services	13	-	13	-	26
Occupancy and equipment	18	1	3	-	22
Communications	18	-	1	-	19
Depreciation and amortization	15	-	5	-	20
Amortization of other intangibles	5	-	-	-	5
Restructuring and other exit activities	-	-	2	-	2
Other operating expenses	21	3	5	-	29
Total operating expense	214	26	69	-	309
Segment income (loss) before other income (expense)	130	71	(68)	-	133
Other income (expense):
Corporate interest expense	-	-	(15)	-	(15)
Other	-	-	(1)	-	(1)
Total other income (expense)	-	-	(16)	-	(16)
Segment income (loss)	$130	$71	$(84)	$-	$117

	Three Months Ended September 30, 2014
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(7)	Total
	(In millions)
Revenue:
Operating interest income	$166	$221	$-	$(72)	$315
Operating interest expense	(5)	(117)	-	72	(50)
Net operating interest income	161	104	-	-	265
Commissions	108	-	-	-	108
Fees and service charges	49	-	-	-	49
Gains on securities and other	-	8	-	-	8
Other revenues	9	1	-	-	10
Total non-interest income	166	9	-	-	175
Total net revenue	327	113	-	-	440
Provision (benefit) for loan losses	-	10	-	-	10
Operating expense:
Compensation and benefits	72	4	32	-	108
Advertising and market development	21	-	-	-	21
Clearing and servicing	13	8	-	-	21
FDIC insurance premiums	-	18	-	-	18
Professional services	16	1	10	-	27
Occupancy and equipment	17	1	4	-	22
Communications	17	-	-	-	17
Depreciation and amortization	15	-	4	-	19
Amortization of other intangibles	5	-	-	-	5
Restructuring and other exit activities	-	-	2	-	2
Other operating expenses	7	4	6	-	17
Total operating expense	183	36	58	-	277
Segment income (loss) before other income (expense)	144	67	(58)	-	153
Other income (expense):
Corporate interest expense	-	-	(29)	-	(29)
Other	-	-	1	-	1
Total other income (expense)	-	-	(28)	-	(28)
Segment income (loss)	$144	$67	$(86)	$-	$125

Key Performance Metrics(8)
Corporate Metrics	Qtr ended 9/30/15	Qtr ended 6/30/15	Qtr ended 9/30/15 vs. 6/30/15	Qtr ended 9/30/14	Qtr ended 9/30/15 vs. 9/30/14

Operating margin %(9)
Consolidated	N.M.	30%	N.M.	35%	N.M.
Trading and Investing	42%	38%	4%	44%	(2)%
Balance Sheet Management	N.M.	71%	N.M.	59%	N.M.

Employees	3,310	3,260	2%	3,146	5%
Consultants and other	105	100	5%	129	(19)%
Total headcount	3,415	3,360	2%	3,275	4%

Book value per share	$20.01	$19.69	2%	$18.26	10%
Tangible book value per share(10)	$14.68	$14.31	3%	$12.69	16%

Corporate cash ($MM)(3)	$432	$406	6%	$610	(29)%

Enterprise net interest spread (basis points)(11)	258	250	3%	254	2%
Enterprise interest-earning assets, average ($MM)	$40,399	$42,331	(5)%	$41,346	(2)%

Earnings before interest, taxes, depreciation & amortization ("EBITDA") ($MM)
Net income (loss)	$(153)	$292	(152)%	$86	(278)%
Income tax expense (benefit)	(93)	(175)	(47)%	39	(338)%
Depreciation & amortization	26	25	4%	24	8%
Corporate interest expense	14	15	(7)%	29	(52)%
EBITDA	$(206)	$157	(231)%	$178	(216)%
Loss on termination of wholesale funding obligations	413	$-	N.M.	$-	N.M.
Adjusted EBITDA	$207	$157	32%	$178	16%

Interest coverage(12)	(14.5)	10.9	N.M.	6.2	N.M.
Adjusted Interest coverage(12)	14.5	10.9	N.M.	6.2	N.M.

E*TRADE Bank net income (loss) ($MM)(13)	$(186)	$114	(263)%	$119	(256)%

Trading and Investing Metrics	Qtr ended 9/30/15	Qtr ended 6/30/15	"Qtr ended 9/30/15 vs. 6/30/15"	Qtr ended 9/30/14	"Qtr ended 9/30/15 vs. 9/30/14"

Trading days	64.0	63.0	N.M.	63.5	N.M.

DARTs	155,985	149,448	4%	153,494	2%

Total trades (MM)	10.0	9.4	6%	9.7	3%
Average commission per trade	$10.87	$10.96	(1)%	$11.05	(2)%

End of period margin receivables ($B)	$7.9	$8.1	(2)%	$8.1	(2)%
Average margin receivables ($B)	$8.0	$8.1	(1)%	$7.6	5%

Gross new brokerage accounts	93,324	94,716	(1)%	94,261	(1)%
Gross new stock plan accounts	110,731	66,870	66%	57,648	92%
Gross new banking accounts	1,158	1,208	(4)%	2,015	(43)%
Closed accounts(2)	(145,359)	(129,538)	N.M.	(120,548)	N.M.
Net new accounts	59,854	33,256	N.M.	33,376	N.M.

Net new brokerage accounts(2)	2,205	18,687	N.M.	23,510	N.M.
Net new stock plan accounts	64,513	20,489	N.M.	17,547	N.M.
Net new banking accounts	(6,864)	(5,920)	N.M.	(7,681)	N.M.
Net new accounts	59,854	33,256	N.M.	33,376	N.M.

End of period brokerage accounts(2)	3,203,531	3,201,326	0%	3,126,476	2%
End of period stock plan accounts	1,358,470	1,293,957	5%	1,263,729	7%
End of period banking accounts	344,089	350,953	(2)%	371,626	(7)%
End of period total accounts	4,906,090	4,846,236	1%	4,761,831	3%

Annualized brokerage account attrition rate(2)(14)	11.4%	9.6%	N.M.	9.1%	N.M.

Customer Assets ($B)
Security holdings	$197.0	$215.2	(8)%	$199.0	(1)%
Customer payables (cash)	6.0	6.7	(10)%	6.5	(8)%
Customer assets held by third parties(15)	13.9	14.6	(5)%	14.8	(6)%
Sweep deposits	20.3	20.7	(2)%	19.1	6%
Brokerage customer assets	237.2	257.2	(8)%	239.4	(1)%
Unexercised stock plan customer holdings (vested)	34.1	39.7	(14)%	36.4	(6)%
Savings, checking and other banking customer assets	5.3	5.5	(4)%	5.9	(10)%
Total customer assets	$276.6	$302.4	(9)%	$281.7	(2)%

Net new brokerage assets ($B)(16)	$2.1	$0.9	N.M.	$2.3	N.M.
Net new banking assets ($B)(16)	(0.2)	(0.3)	N.M.	(0.2)	N.M.
Net new customer assets ($B)(16)	$1.9	$0.6	N.M.	$2.1	N.M.

Brokerage related cash ($B)	$40.2	$42.0	(4)%	$40.4	0%
Other customer cash and deposits ($B)	5.3	5.5	(4)%	5.9	(10)%
Total customer cash and deposits ($B)	$45.5	$47.5	(4)%	$46.3	(2)%

Stock plan customer holdings (unvested) ($B)	$66.6	$78.9	(16)%	$73.7	(10)%

Customer net (buy) / sell activity ($B)	$(3.7)	$(0.3)	N.M.	$(2.2)	N.M.

Balance Sheet Management Metrics	Qtr ended 9/30/15	Qtr ended 6/30/15	Qtr ended 9/30/15 vs. 6/30/15	Qtr ended 9/30/14	Qtr ended 9/30/15 vs. 9/30/14

Loans receivable ($MM)
Average loans receivable	$5,441	$5,862	$(421)	$6,851	$(1,410)
Ending loans receivable, net	$4,906	$5,252	$(346)	$6,302	$(1,396)

Loan performance detail (all loans, including TDRs) ($MM)

One- to Four-Family
Current	$2,440	$2,578	$(138)	$2,957	$(517)
30-89 days delinquent	60	76	(16)	95	(35)
90-179 days delinquent	22	17	5	22	-
Total 30-179 days delinquent	82	93	(11)	117	(35)
180+ days delinquent (net of $43M, $48M and $53M in charge-offs for Q315, Q215 and Q314, respectively)	116	125	(9)	136	(20)
Total delinquent loans(17)	198	218	(20)	253	(55)
Gross loans receivable(18)	$2,638	$2,796	(158)	$3,210	(572)

Home Equity
Current	$2,149	$2,322	$(173)	$2,873	$(724)
30-89 days delinquent	47	61	(14)	56	(9)
90-179 days delinquent	28	33	(5)	27	1
Total 30-179 days delinquent	75	94	(19)	83	(8)
180+ days delinquent (net of $26M, $25M and $23M in charge-offs for Q315, Q215 and Q314, respectively)	50	42	8	45	5
Total delinquent loans(17)	125	136	(11)	128	(3)
Gross loans receivable(18)	$2,274	$2,458	(184)	$3,001	(727)

Consumer and Other
Current	$363	$393	$(30)	$482	$(119)
30-89 days delinquent	6	6	-	8	(2)
90-179 days delinquent	1	1	-	2	(1)
Total 30-179 days delinquent	7	7	-	10	(3)
180+ days delinquent	-	-	-	-	-
Total delinquent loans(17)	7	7	-	10	(3)
Gross loans receivable(18)	$370	$400	(30)	$492	(122)

Total Loans Receivable
Current	$4,952	$5,293	$(341)	$6,312	$(1,360)
30-89 days delinquent	113	143	(30)	159	(46)
90-179 days delinquent	51	51	-	51	-
Total 30-179 days delinquent	164	194	(30)	210	(46)
180+ days delinquent	166	167	(1)	181	(15)
Total delinquent loans(17)	330	361	(31)	391	(61)
Total gross loans receivable(18)	$5,282	$5,654	(372)	$6,703	(1,421)

TDR performance detail ($MM)(19)

One- to Four-Family TDRs
Current	$224	$225	$(1)	$236	$(12)
30-89 days delinquent	18	23	(5)	28	(10)
90-179 days delinquent	8	5	3	5	3
Total 30-179 days delinquent	26	28	(2)	33	(7)
180+ days delinquent (net of $23M, $26M and $23M in charge-offs for Q315, Q215 and Q314, respectively)	46	51	(5)	48	(2)
Total delinquent TDRs	72	79	(7)	81	(9)
TDRs	$296	$304	(8)	$317	(21)

Home Equity TDRs
Current	$171	$176	$(5)	$183	$(12)
30-89 days delinquent	10	14	(4)	12	(2)
90-179 days delinquent	7	7	-	7	-
Total 30-179 days delinquent	17	21	(4)	19	(2)
180+ days delinquent (net of $15M, $15M and $15M in charge-offs for Q315, Q215 and Q314, respectively)	20	19	1	19	1
Total delinquent TDRs	37	40	(3)	38	(1)
TDRs	$208	$216	(8)	$221	(13)

Total TDRs
Current	$395	$401	$(6)	$419	$(24)
30-89 days delinquent	28	37	(9)	40	(12)
90-179 days delinquent	15	12	3	12	3
Total 30-179 days delinquent	43	49	(6)	52	(9)
180+ days delinquent	66	70	(4)	67	(1)
Total delinquent TDRs	109	119	(10)	119	(10)
TDRs	$504	$520	(16)	$538	(34)

Capital Metrics(20)	Qtr ended 9/30/15	Qtr ended 6/30/15	Qtr ended 9/30/15 vs. 6/30/15	Qtr ended 9/30/14	Qtr ended 9/30/15 vs. 9/30/14

E*TRADE Bank
Tier 1 leverage ratio(5)	9.2%	9.8%	(0.6)%	10.4%	(1.2)%
Tier 1 risk-based capital ratio(5)	36.0%	45.4%	(9.4)%	24.6%	11.4%
Total risk-based capital ratio(5)	37.3%	46.7%	(9.4)%	25.9%	11.4%
Common Equity Tier 1 ratio(5)	36.0%	45.4%	(9.4)%	N/A	N.M.

E*TRADE Financial
Tier 1 leverage ratio(6)	8.5%	8.5%	0.0%	7.7%	0.8%
Tier 1 risk-based capital ratio(6)	39.5%	37.7%	1.8%	18.5%	21.0%
Total risk-based capital ratio(6)	44.3%	42.3%	2.0%	19.7%	24.6%
Common Equity Tier 1 ratio(6)	39.5%	37.7%	1.8%	N/A	N.M.

Activity in Allowance for Loan Losses
	Three Months Ended September 30, 2015
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In millions)
Allowance for loan losses, ending 6/30/15	$49	$345	$8	$402
Provision (benefit) for loan losses	(10)	(15)	-	(25)
Charge-offs, net	-	-	(1)	(1)
Allowance for loan losses, ending 9/30/15	$39	$330	$7	$376

	Three Months Ended June 30, 2015
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In millions)
Allowance for loan losses, ending 3/31/15	$31	$360	$11	$402
Provision (benefit) for loan losses	20	(15)	(2)	3
Charge-offs, net	(2)	-	(1)	(3)
Allowance for loan losses, ending 6/30/15	$49	$345	$8	$402

	Three Months Ended September 30, 2014
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In millions)
Allowance for loan losses, ending 6/30/14	$44	$337	$20	$401
Provision (benefit) for loan losses	(16)	29	(3)	10
Charge-offs, net	(1)	(6)	(3)	(10)
Allowance for loan losses, ending 9/30/14	$27	$360	$14	$401

Specific Valuation Allowance Activity (21)
	As of September 30, 2015
	Recorded Investment in Modifications before charge- offs	Charge-offs	Recorded Investment in Modifications	Specific Valuation Allowance	Net Investment in Modifications	Specific Valuation Allowance as a % of Modifications	Total Expected Losses(22)
	(Dollars in millions)
One- to four-family	$220	$(45)	$175	$(11)	$164	6%	26%
Home equity	294	(125)	169	(56)	113	33%	62%
Total	$514	$(170)	$344	$(67)	$277	20%	46%

	As of June 30, 2015
	Recorded Investment in Modifications before charge- offs	Charge-offs	Recorded Investment in Modifications	Specific Valuation Allowance	Net Investment in Modifications	Specific Valuation Allowance as a % of Modifications	Total Expected Losses(22)
	(Dollars in millions)
One- to four-family	$225	$(46)	$179	$(12)	$167	7%	25%
Home equity	301	(128)	173	(56)	117	32%	61%
Total	$526	$(174)	$352	$(68)	$284	19%	46%

	As of September 30, 2014
	Recorded Investment in Modifications before charge- offs	Charge-offs	Recorded Investment in Modifications	Specific Valuation Allowance	Net Investment in Modifications	Specific Valuation Allowance as a % of Modifications	Total Expected Losses(22)
	(Dollars in millions)
One- to four-family	$229	$(45)	$184	$(9)	$175	5%	24%
Home equity	313	(140)	173	(59)	114	34%	64%
Total	$542	$(185)	$357	$(68)	$289	19%	47%

Average Enterprise Balance Sheet Data
	Three Months Ended
	September 30, 2015
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In millions)
Loans(23)	$5,453	$58	4.25%
Available-for-sale securities	12,584	57	1.83%
Held-to-maturity securities	11,879	85	2.84%
Margin receivables	7,984	70	3.51%
Cash and equivalents	1,720	1	0.19%
Segregated cash	318	1	0.18%
Securities borrowed and other	461	26	22.43%
Total enterprise interest-earning assets	$40,399	298	2.93%
Enterprise interest-bearing liabilities:
Deposits	$25,659	$1	0.01%
Customer payables	6,348	2	0.07%
Securities sold under agreements to repurchase(24)	2,558	18	2.64%
FHLB advances and other borrowings(24)	1,024	12	4.89%
Securities loaned and other	1,749	1	0.32%
Total enterprise interest-bearing liabilities	$37,338	34	0.35%
Enterprise net interest income/spread(11)		$264	2.58%

	Three Months Ended
	June 30, 2015
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In millions)
Loans(23)	$5,864	$57	3.89%
Available-for-sale securities	13,587	66	1.93%
Held-to-maturity securities	12,366	86	2.78%
Margin receivables	8,118	70	3.44%
Cash and equivalents	1,409	-	0.20%
Segregated cash	379	-	0.15%
Securities borrowed and other	608	31	20.41%
Total enterprise interest-earning assets	$42,331	310	2.93%
Enterprise interest-bearing liabilities:
Deposits	$26,285	$1	0.01%
Customer payables	6,576	1	0.08%
Securities sold under agreements to repurchase(24)	3,642	25	2.77%
FHLB advances and other borrowings(24)	1,306	16	4.65%
Securities loaned and other	1,828	-	0.10%
Total enterprise interest-bearing liabilities	$39,637	43	0.43%
Enterprise net interest income/spread(11)		$267	2.50%

	Three Months Ended
	September 30, 2014
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In millions)
Loans(23)	$6,871	$70	4.05%
Available-for-sale securities	12,595	70	2.23%
Held-to-maturity securities	11,366	81	2.84%
Margin receivables	7,645	67	3.47%
Cash and equivalents	1,316	-	0.15%
Segregated cash	904	-	0.06%
Securities borrowed and other	649	28	16.89%
Total enterprise interest-earning assets	$41,346	316	3.04%
Enterprise interest-bearing liabilities:
Deposits	$25,068	$2	0.03%
Customer payables	6,624	2	0.13%
Securities sold under agreements to repurchase(24)	3,753	30	3.07%
FHLB advances and other borrowings(24)	1,290	16	4.75%
Securities loaned and other	1,634	-	0.03%
Total enterprise interest-bearing liabilities	$38,369	50	0.50%
Enterprise net interest income/spread(11)		$266	2.54%

Explanation of Non-GAAP Measures and Certain Metrics

Management believes that adjusted net revenue, adjusted net income, adjusted EPS, corporate cash, tangible book value per share, EBITDA, adjusted EBITDA, interest coverage, E*TRADE Bank Tier 1 common ratio and E*TRADE Financial capital ratios calculated prior to Basel III becoming effective for the Company on January 1, 2015 are appropriate measures for evaluating the operating and liquidity performance of the Company. Management believes that adjusting GAAP measures by excluding or including certain items is helpful to investors and analysts who may wish to use some or all of this information to analyze the Company’s current performance, prospects and valuation. Management uses non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods.

Adjusted Net Revenue, Adjusted Net Income, and Adjusted EPS

Management believes that excluding the loss on termination of wholesale funding obligations and the income tax benefit related to finalizing the IRS examination of the Company’s 2007, 2009, and 2010 federal tax returns from net revenue, net income and EPS provides useful additional measures of the Company’s ongoing operating performance because the charges are not directly related to our performance. See endnote (1) for a reconciliation of these non-GAAP measures to the comparable GAAP measures.

Corporate Cash

Corporate cash represents cash held at the parent company as well as cash held in certain subsidiaries that can distribute cash to the parent company without any regulatory approval or notification. The Company believes that corporate cash is a useful measure of the parent company’s liquidity as it is the primary source of capital above and beyond the capital deployed in regulated subsidiaries. See endnote (3) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Tangible Book Value per Share

Tangible book value per share represents shareholders’ equity less goodwill (net of related deferred tax liability) and other intangible assets divided by common stock outstanding. The Company believes that tangible book value per share is a measure of the Company’s capital strength. See endnote (10) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

EBITDA

EBITDA represents net income (loss) before taxes, depreciation and amortization and corporate interest expense. Management believes that EBITDA provides a useful additional measure of the Company’s performance by excluding certain non-cash charges and expenses that are not directly related to the performance of the business. See the table entitled “Key Performance Metrics” for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Adjusted EBITDA

Adjusted EBITDA represents net income (loss) before taxes, depreciation and amortization, corporate interest expense, and the loss on termination of wholesale funding obligations. Management believes that adjusted EBITDA provides a useful additional measure of the Company’s performance by excluding certain non-cash charges and expenses, including the loss on termination of wholesale funding obligations, that are not directly related to the performance of the business. See the table entitled “Key Performance Metrics” for a reconciliation of these non-GAAP measures to the comparable GAAP measure.

Interest Coverage and Adjusted Interest Coverage

Interest coverage represents EBITDA divided by corporate interest expense. Adjusted interest coverage represents adjusted EBITDA divided by corporate interest expense. Management believes that by excluding the charges and expenses that are excluded from EBITDA and adjusted EBITDA, interest coverage and adjusted interest coverage provide a useful additional measure of the Company’s ability to continue to meet interest obligations and liquidity needs. See endnote (12) for a calculation of this non-GAAP measure on a GAAP basis.

E*TRADE Bank Tier 1 Common Ratio and E*TRADE Financial Capital Ratios

Prior to Basel III becoming effective for the Company on January 1, 2015, E*TRADE Financial capital ratios, including Tier 1 leverage, Tier 1 risk-based capital and total risk-based capital ratios, were based on the Federal Reserve regulatory minimum well-capitalized threshold. E*TRADE Bank’s and E*TRADE Financial’s Tier 1 common ratios were defined as the Tier 1 capital less elements of Tier 1 capital that are not in the form of common equity, such as trust preferred securities, divided by total risk-weighted assets. Management believes these capital ratios are an important measure of E*TRADE Bank’s and the E*TRADE Financial’s capital strength. See endnotes (5) and (6) for reconciliations of these non-GAAP measures to the comparable GAAP measures.

It is important to note these metrics and other non-GAAP measures may involve judgment by management and should be considered in addition to, not as substitutes for, or superior to, net income, consolidated statements of cash flows, or other measures of financial performance prepared in accordance with GAAP. For additional information on the adjustments to these non-GAAP measures, please see the Company’s financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein.

ENDNOTES

(1) The following table provides a reconciliation of net revenue, net income and EPS after adjusting for the loss on termination of wholesale funding obligations and the income tax benefit related to finalizing the IRS examination of our 2007, 2009, and 2010 federal tax returns to GAAP net income and EPS (dollars in millions, except for per share amounts):

	Q3 2015		Q2 2015
	Amount	Diluted EPS	Amount	Diluted EPS

Net income (loss)	$(153)	$(0.53)	$292	$0.99
Add back impact of termination of wholesale funding obligations
Loss included in Gains (losses) on securities and other(a)	370		-
Loss included in Losses on early extinguishment of debt	43		-
Total loss on termination of wholesale funding obligations	413		-
Income tax related to loss on termination of wholesale funding obligations	(162)		-
Net of tax	251		-
Deduct income tax benefit related to effectively settled IRS examination	-		(220)
Adjusted net income(b)	$98	$0.33	$72	$0.25

(a)	Total net revenue of $73 million for the third quarter of 2015 includes the $370 million of losses related to the termination of wholesale funding obligations. Excluding these losses, adjusted net revenue would have been $443 million.
(b)	Adjusted net income per share is calculated based on 295,148 diluted shares.

(2) Net new brokerage accounts and end of period brokerage accounts were impacted by the closure of 16,818 and 3,325 accounts related to the shutdown of the Company’s global trading platform in the third and second quarters of 2015, respectively. Net new and end of period brokerage accounts in the second quarter were also impacted by the closure of 3,484 accounts related to the escheatment of unclaimed property.

(3) The following table provides a reconciliation of corporate cash to GAAP consolidated cash and equivalents at period end (dollars in millions):

	Q3 2015	Q2 2015	Q3 2014
Corporate cash	$432	$406	$610
Bank cash	443	1,330	1,175
U.S. broker dealers(a)	549	$111	N/A
International brokerage and other cash	29	25	24
Total consolidated cash and equivalents	$1,453	$1,872	$1,809

(a)	U.S. broker dealers include E*TRADE Securities and E*TRADE Clearing. Prior to the move of E*TRADE Securities and E*TRADE Clearing out from under E*TRADE Bank in the first and third quarters of 2015 respectively, related cash was included in the “Bank cash” line item.

(4) Beginning in the first quarter of 2015, the Company reclassified the revenue earned on customer assets held by third parties from operating interest income to fees and service charges. Prior periods have been reclassified to conform to the current period presentation.

(5) E*TRADE Bank’s Tier 1 leverage, Tier 1 risk-based capital, total risk-based capital and Common Equity Tier 1 ratios are preliminary for the current period. Prior to Basel III becoming effective for E*TRADE Bank on January 1, 2015, E*TRADE Bank’s Tier 1 common ratio was a non-GAAP measure that management believes is an important measure of capital strength. Common Equity Tier 1 capital under Basel III replaced Tier 1 common capital. E*TRADE Bank’s capital ratios are calculated as follows (dollars in millions):

	Q3 2015	Q2 2015	Q3 2014
E*TRADE Bank shareholder's equity(a)	$3,171	$4,146	$6,014
DEDUCT:
Losses in OCI on AFS debt securities and cash flow hedges, net of tax	(14)	(258)	(304)
Goodwill & other intangible assets, net of deferred tax liabilities	38	38	1,482
Disallowed deferred tax assets	187	82	397
E*TRADE Bank Tier 1 capital/Common Equity Tier 1 capital(b)	2,960	4,284	4,439
ADD:
Allowable allowance for loan losses	108	123	228
E*TRADE Bank total capital	$3,068	$4,407	$4,667

E*TRADE Bank average/total assets(a)(c)	$32,466	$44,021	$44,510
DEDUCT:
Disallowed deferred tax assets	187	82	397
Goodwill & other intangible assets, net of deferred tax liabilities	38	38	1,482
Other	-	-	(51)
E*TRADE Bank adjusted average/total assets for leverage capital purposes	$32,241	$43,901	$42,682

E*TRADE Bank total risk-weighted assets(a)(d)	$8,230	$9,444	$18,035

E*TRADE Bank Tier 1 leverage ratio (Tier 1 capital / Adjusted total assets for leverage capital purposes)	9.2%	9.8%	10.4%
E*TRADE Bank Tier 1 capital / Total risk-weighted assets	36.0%	45.4%	24.6%
E*TRADE Bank total capital / Total risk-weighted assets	37.3%	46.7%	25.9%
E*TRADE Bank Common Equity Tier 1 capital / Total risk-weighted assets	36.0%	45.4%	N/A

(a)	Amounts presented for E*TRADE Bank exclude E*TRADE Securities as of February 1, 2015 and E*TRADE Clearing as of July 1, 2015.
(b)	Common Equity Tier 1 capital under Basel III replaced Tier 1 common capital. Prior to Basel III becoming effective, E*TRADE Bank’s Tier 1 common ratio was 24.6% as of September 30, 2014.
(c)	As of September 30, 2015 and June 30, 2015, E*TRADE Bank’s Tier 1 Leverage ratio was calculated using average total assets. Prior to Basel III becoming effective for E*TRADE Bank, E*TRADE Bank’s Tier 1 Leverage ratio was calculated using end of period total assets.
(d)	Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

(6) E*TRADE Financial’s Tier 1 leverage, Tier 1 risk-based capital, total risk-based capital and Common Equity Tier 1 ratios are preliminary for the current period. Prior to Basel III becoming effective for E*TRADE Financial on January 1, 2015, E*TRADE Financial’s capital ratios were non-GAAP measures and based on the Federal Reserve’s well-capitalized requirements as management believes these ratios are an important measure of the Company's capital strength and managed capital against ratios then applicable to bank holding companies in preparation for the application of these requirements. Common Equity Tier 1 capital under Basel III replaced Tier 1 common capital. E*TRADE Financial’s capital ratios are calculated as follows (dollars in millions):

	Q3 2015	Q2 2015	Q3 2014
E*TRADE Financial shareholders' equity	$5,812	$5,714	$5,274
DEDUCT:
Losses in OCI on AFS debt securities and cash flow hedges, net of tax	(14)	(259)	(304)
Goodwill & other intangible assets, net of deferred tax liabilities	1,428	1,441	1,609
Disallowed deferred tax assets	873	827	1,063
Other(a)	(105)	(108)	-
E*TRADE Financial Common Equity Tier 1 capital(b)	3,630	3,813	2,906
ADD:
Qualifying restricted core capital elements (TRUPs)(a)	-	-	433
E*TRADE Financial Tier 1 capital	3,630	3,813	3,339
ADD:
Allowable allowance for loan losses	126	136	228
Non-qualifying capital instruments subject to phase-out (TRUPs)(a)	314	325	-
E*TRADE Financial total capital	$4,070	$4,274	$3,567

E*TRADE Financial average total assets	$44,732	$47,133	$45,869
DEDUCT:
Goodwill & other intangible assets, net of deferred tax liabilities	1,428	1,441	1,609
Disallowed deferred tax assets	873	827	1,063
Other(a)	(105)	(108)	-
E*TRADE Financial adjusted average total assets for leverage capital purposes	$42,536	$44,973	$43,197

E*TRADE Financial total risk-weighted assets(c)	$9,196	$10,103	$18,070

E*TRADE Financial Tier 1 leverage ratio (Tier 1 capital / Adjusted average total assets for leverage capital purposes)	8.5%	8.5%	7.7%
E*TRADE Financial Tier 1 capital / Total risk-weighted assets	39.5%	37.7%	18.5%
E*TRADE Financial total capital / Total risk-weighted assets	44.3%	42.3%	19.7%
E*TRADE Financial Common Equity Tier 1 capital / Total risk-weighted assets	39.5%	37.7%	N/A

(a)	As a result of applying the transition provisions under Basel III, the Company included 25% of the TRUPs in the calculation of E*TRADE Financial’s Tier 1 capital and 75% of the TRUPs in the calculation of E*TRADE Financial’s total capital. Prior to Basel III becoming effective for E*TRADE Financial, the Company included 100% of the TRUPs in E*TRADE Financial’s Tier 1 capital due to the regulatory agencies’ delay in the implementation of the TRUPs phase-out until January 1, 2015.
(b)	Common Equity Tier 1 capital under Basel III replaced Tier 1 common capital. E*TRADE Financial’s Tier 1 common ratio was 16.1% as of September 30, 2014.
(c)	Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

(7) Reflects elimination of transactions between Trading and Investing and Balance Sheet Management segments, which includes deposit and intercompany transfer pricing arrangements.

(8) Amounts and percentages may not calculate due to rounding.

(9) Operating margin is the percentage of net revenue that results in income before other income (expense) and income taxes. The percentage is calculated by dividing income before other income (expense) and income taxes by total net revenue.

(10) The following tables provide a reconciliation of GAAP book value and book value per share to non-GAAP tangible book value and tangible book value per share at period end (dollars in millions, except per share amounts):

	Q3 2015		Q2 2015		Q3 2014
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Book value	$5,812	$20.01	$5,714	$19.69	$5,274	$18.26
Less: Goodwill and other intangibles, net	(1,971)		(1,976)		(1,991)
Less: Deferred tax liability related to goodwill	425		414		382
Tangible book value	$4,266	$14.68	$4,152	$14.31	$3,665	$12.69

(11) Enterprise net interest spread is the taxable equivalent rate earned on average enterprise interest-earning assets less the rate paid on average enterprise interest-bearing liabilities, excluding corporate interest-earning assets and liabilities and customer assets held by third parties.

(12) Adjusted interest coverage represents the ratio of the Company’s adjusted EBITDA to its corporate interest expense. The interest coverage ratio calculated based on the Company’s adjusted net income to its corporate interest expense was 7.0, 4.8, and 3.0 for the three months ended September 30, 2015, June 30, 2015, and September 30, 2014, respectively.

(13) E*TRADE Bank net income is calculated as follows (dollars in millions):

	Q3 2015	Q2 2015	Q3 2014
Total net revenue (loss)	$(183)	$219	$427
Provision (benefit) for loan losses	(25)	3	10
Total operating expenses	84	82	238
Other income (expense)	(45)	(2)	(1)
Income (loss) before income taxes	(287)	132	178
Income tax expense (benefit)	(101)	18	59
Net income (loss)	$(186)	$114	$119

(14) The brokerage account attrition rate is calculated by dividing attriting brokerage accounts, which are gross new brokerage accounts less net new brokerage accounts, by total brokerage accounts at the previous period end. This rate is presented on an annualized basis.

(15) Customer assets held by third parties are held outside E*TRADE Financial and include money market funds and sweep deposit accounts at unaffiliated financial institutions. Customer assets held by third parties are not reflected in the Company’s consolidated balance sheet and are not immediately available for liquidity purposes. However, we maintain the ability to bring the majority of these customer assets back on-balance sheet with appropriate notification to the third party financial institutions and customer consent, as appropriate. The following table provides details of customer assets held by third parties (dollars in billions):

	Q3 2015	Q2 2015	Q3 2014
Money market fund	$7.1	$7.7	$6.8
Sweep deposits at unaffiliated financial institutions	3.3	3.3	4.5
Subtotal	10.4	11.0	11.3
Municipal funds and other	3.5	3.6	3.5
Total customer assets held by third parties	$13.9	$14.6	$14.8

(16) Net new customer assets are total inflows to all new and existing customer accounts less total outflows from all closed and existing customer accounts. The net new banking assets and net new brokerage assets metrics treat asset flows between E*TRADE entities in the same manner as unrelated third party accounts.

(17) Delinquent loans include charge-offs for loans that are in bankruptcy or are 180 days past due which have been written down to their expected recovery value. The following table shows the total amount of charge-offs on loans that are still held by the Company at the end of the periods presented (dollars in millions):

	Q3 2015	Q2 2015	Q3 2014
One- to four-family	$117	$122	$131
Home equity	234	243	267
Total charge-offs	$351	$365	$398

(18) Includes unpaid principal balances and premiums (discounts).

(19) The TDR loan performance detail is a subset of the Company’s total loan performance. TDRs include loan modifications performed under the Company’s modification programs and loans that have been charged-off due to bankruptcy notification.

(20) Beginning on January 1, 2015, regulatory capital for E*TRADE Bank and E*TRADE Financial was calculated under the Basel III Standardized Approach, subject to transition provisions.

(21) Modifications are a subset of TDRs, and represent loan modifications performed under the Company’s modification programs. They do not include loans that have been charged-off due to the Company receiving notification of bankruptcy if the loan has not been modified previously by the Company. The following table shows the reconciliation of total TDRs that had a modification and those for which the Company received a notification of bankruptcy (dollars in millions):

	Q3 2015	Q2 2015	Q3 2014
Modified loans	$344	$352	$357
Bankruptcy loans	160	168	181
Total TDRs	$504	$520	$538

(22) The total expected losses on modifications includes both the previously recorded charge-offs and the specific valuation allowance.

(23) Includes loans held-for-sale and excludes loans to customers on margin.

CONTACT:
E*TRADE Media Relations
Thayer Fox, 646-521-4418
thayer.fox@etrade.com
or
E*TRADE Investor Relations
Brett Goodman, 646-521-4406
brett.goodman@etrade.com